Exhibit 23.3

Consent of Independent Auditors

We consent to the use of our report dated October 18, 2024, with respect to the annual accounts of Carlisle Management Company S.C.A., included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Audit S.à r.l.

City of Luxembourg
July 15, 2025